EXHIBIT 10.3
FIRST AMENDMENT TO
SOMANETICS CORPORATION
2005 STOCK INCENTIVE PLAN
     WHEREAS, SOMANETICS CORPORATION, a Michigan corporation (the “Company”), has previously adopted the Somanetics Corporation 2005 Stock Incentive Plan (the “Plan”);
     WHEREAS, pursuant to Section 4.2 of the Plan, the Company’s Board of Directors has retained right to amend the Plan; and
     WHEREAS, the Company’s Board of Directors now desires to amend the Plan.
     NOW THEREFORE IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
Section 1.5(a) of the Plan is amended to read as follows:
     “(a) Subject to adjustment as provided in Section 4.7, the number of Common Shares that shall be available for awards under this Plan shall be 1,200,000.”
Dated: January 17, 2007